SERVICES LETTER March 18, 2024 VIA EMAIL Eric Salzman eric@sarnihaan.com Dear Eric: This letter is intended to confirm your agreement to assist 8x8, Inc. (the "Company") with the transition of the role of compensation committee chair and related committee activities (the “Services”). This letter takes effect on the Effective Date (see below) and specifies the terms and conditions of your Services to the Company. Your Services will commence on March 19, 2024 (the "Effective Date") and will conclude on August 1, 2024 (the “End Date”). During that time, you will perform the Services using commercially reasonable efforts. You may be asked to attend occasional face-to-face or teleconference meetings, and to provide us such guidance with respect to the subject matter of your Services as we may request. Either of us may terminate your Services for any or no reason with 10 days' prior written notice. We will compensate you for your Services by the continued vesting of the 35,000 shares granted on 7/28/2023 that will vest on 7/28/2024, subject to your continued status as a service provider to the Company through that date and the other terms and conditions governing that grant. We will also reimburse you for reasonable out-of-pocket expenses you incur to deliver the Services to the Company, provided you have obtained our prior authorization for them. You agree that all information, whether or not in writing, of a private, secret, or confidential nature concerning the Company or its business, business relationships, personnel, financial affairs, and future plans (collectively, "Proprietary Information") is and will be the exclusive property of the Company. Proprietary Information also includes information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to you or the Company. You will not disclose any Proprietary Information to any person or entity other than employees or advisors of the Company or use the same for any purposes (other than in the performance of your Services and solely for the benefit of Company) without written approval by an officer of the Company, either during or after your Services under this letter, unless and until such Proprietary Information has become public knowledge without your fault. All materials containing Proprietary Information that come into your custody or possession are and will be the exclusive property of the Company to be used only in the performance of your duties for the Company. You will return all such materials or copies thereof and all tangible property of the Company in your custody or possession on our request or at the conclusion of your Services, whichever comes first, and will not retain any such materials or tangible property. 8x8, Inc. | 675 Creekside Way | Campbell, CA 95008 | Phone: +1 408 727 1885 | Fax: +1 408 980 0432

You acknowledge that you have no authority to act on behalf of the Company, including to enter into any contract or agreement on behalf of or in the name of the Company. You represent that entering into this agreement with the Company and the provision of the Services to the Company do not and will not breach any agreement you have with any employer or other person (including any nondisclosure or non-competition agreement), and that you will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any current or previous employer or others. This letter and its validity will be governed, construed, and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law. The same applies to the performance of duties under this letter and any acts or omissions related to this letter. This paragraph and the two preceding paragraphs will survive any expiration or termination of this letter. This letter sets forth the entire agreement and understanding of the parties relating to the subject matter of this letter and supersedes all prior or contemporaneous discussions, understandings, and agreements, whether oral or written, between them relating to the subject matter of this letter. This letter may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together constitute one and the same agreement. If the terms of your provision of Services as specified in this letter are acceptable, please sign where indicated below. Please return to me a signed copy of this letter. Sincerely, 8x8, Inc. By: /s/ Samuel Wilson Samuel Wilson, CEO ACCEPTED AND AGREED: Dated: March 18, 2024 Signature: /s/ Eric Salzman Eric Salzman 8x8, Inc. | 675 Creekside Way | Campbell, CA 95008 | Phone: +1 408 727 1885 | Fax: +1 408 980 0432